COMMONWEALTH OF KENTUCKY
FRANKLIN CIRCUIT COURT
DIVISION II

CIVIL ACTION NO. 93-CI-00196

JULIE MIX MCPEAK, EXECUTIVE DIRECTOR OF THE KENTUCKY OFFICE OF INSURANCE, IN HER CAPACITY AS LIQUIDATOR OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY AND FOR THE BENEFIT OF THE INSUREDS, CREDITORS AND SHAREHOLDERS OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY PURSUANT TO THE PURPOSES OF THE "INSURERS REHABILITATION AND LIQUIDATION LAW" AND CHAPTER 304 OF THE KENTUCKY REVISED STATUTES

PETITIONER
v.	NOTICE OF FINAL DISTRIBUTION, CLOSING OF ESTATE, DISCHARGE OF LIQUIDATOR
KENTUCKY CENTRAL LIFE INSURANCE COMPANY	RESPONDENT

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Pursuant to KRS 304.33-470 and this Court's Order of December 3, 2007, Julie Mix McPeak, Executive Director of the Kentucky Office of Insurance, in her capacity as Liquidator of Kentucky Central Life Insurance Company, by counsel, advises the Court that all funds of the Company have been disbursed in accordance with this Court's orders and no assets remain.  Accordingly, by operation of the Court's December 3, 2007 Order, the estate of Kentucky Central Life Insurance Company is closed and the liquidator is discharged as of this date.

Dated:  December 10, 2007

Respectfully submitted,

/s/ Erica L. Horn

Janet A. Craig
Stites & Harbison PLLC
250 West Main Street, Suite 2300
Lexington, KY  40507
Telephone:  (859) 226-2300

Erica L. Horn
R. Benjamin Crittenden
STITES & HARBISON, PLLC
421 West Main Street
P.O. Box 634
Frankfort, KY  40602-0634
Telephone:   (502) 223-3477
Counsel for Petitioner, The Liquidator of Kentucky Central Life Insurance Company

CERTIFICATE OF SERVICE

            I hereby certify that the foregoing Notice was served by electronic transmission (if available) and by first class mail, this 10th day of December, 2007, upon the following parties of record:

Kevin P. Griffith, Esq.	Guy M. Graves, Esq.
Baker & Daniels	Gess, Mattingly & Atchison, P.S.C.
300 N. Meridian Street	201 West Short Street
Suite 2700	Lexington, KY 40507
Indianapolis, IN 46204-1000	ggraves@gmalaw.com
Kevin.Griffith@bakerd.com	COUNSEL FOR CERTAIN FORMER
COUNSEL FOR NOLHGA	KCL AGENTS

William J. Hunter, Jr., Esq.	Paul E. Sullivan, Esq.
Stoll, Keenon & Ogden PLLC	Thomas C. Walker, Esq.
500 W. Jefferson St., Suite 2000	Frost Brown Todd, LLC
Louisville, KY 40202-2874	Lexington Financial Center
William.Hunter@skofirm.com	250 West Main Street, Suite 2700
COUNSEL FOR STERLING GRACE	Lexington, KY 40507-1749
psullivan@fbtlaw.com
COUNSEL FOR SHAREHOLDERS TO SAVE KCL

Joel E. Bradshaw, Esq.	Harry Lee Meyer
Bradshaw & Richards	Ogden & Ogden PLLC
3302 Fuhrman Ave E #202	Suite 1610
Seattle, WA 98102	500 W. Jefferson Street
ggraves@gmalaw.com	Louisville, KY 40202-2826
COUNSEL FOR CERTAIN FORMER	hlm@iglou.com
KCL AGENTS	COUNSEL FOR STERLING GRACE PROPERTY RECOVERY CO.

James M. Morris
Morris & Morris, P.S.C.
217 North Upper Street
Lexington, KY 40507
COUNSEL FOR WILLIAM R. PICKERING AND TODD WARREN

/s/ Erica L. Horn